AMENDMENT TO
	EMPLOYMENT AGREEMENT


		THIS AGREEMENT made as of the 1st day of September, 1998 by
and between Kentucky Electric Steel, Inc., with its principal office in Ashland, Kentucky (the "Company"), and Joseph E. Harrison, residing at70 Cheshire Lane, Ashland, Kentucky 41102 (hereinafter called the
"Executive").
	WITNESSETH
		WHEREAS, the Company and the Executive executed an
Employment Agreement effective as of June 7, 1994 ("Agreement"); and
		WHEREAS, the parties desire to amend and restate the
Agreement to define the term "Change of Control" as if included in the original Agreement;
		NOW, THEREFORE, the Agreement is amended and restated in
its entirety to read as follows:
		I.	Employment Duties and Term
			A.	Beginning on the Commencement Date (as
hereinafter defined) the Company agrees to employ the Executive at not lower than the office held on the Commencement Date and the Executive agrees to faithfully and to the best of his ability discharge the responsibilities of said office and perform such duties and services of an executive, administrative and managerial nature as shall be specified and designated from time to time by the Board of Directors of the Company in connection with the business and activities of the
Company.  The Executive's duties and responsibilities shall be those normally associated modified from time to time following the
Commencement Date by the Board of Directors, but there shall be no significant change in his duties, position, title, job responsibility and authority, office facilities, support staff, growth potential and opportunity, or job location without his specific written agreement.
		The Executive agrees that during the Employment Period (as defined in Section I, B hereof), he shall devote substantially all his professional time and effort to the performance of his duties hereunder except for (i) time spent in managing his personal investments and services on corporate, civic or charitable boards or committees, in each case not significantly interfering with the performance of such duties, and (ii) periods of vacation and sick leave to which he is entitled.  Furthermore, the Executive agrees that during the Employment
Period, he shall refrain from engaging on his own behalf or on behalf of a third party, including without limitation, any customer or supplier of the Company, in any line of activities or business in which he knows or has reason to know that the Company is or is considering becoming engaged during the Employment Period or in any related activities or business without the express written consent of the Board of Directors of the Company.
		B.	The term of the Executive's employment under this
Agreement (the "Employment Period") shall commence on the effective date of a Change of Control (as hereinafter defined) ("Commencement
Date") and shall be for an initial period commencing on the
Commencement Date and ending on the third anniversary hereof (the
"Initial Term"), plus all Renewal Periods, if applicable.  After the
Initial Term, this Agreement shall be automatically renewed for subsequent three (3) year periods (each such three (3) year period being referred to herein as a "Renewal Period") unless, no later than
(i) one (1) year prior to the expiration of the Initial Term, or, (ii)
if during a Renewal Period, one (1) year prior to the expiration of such Renewal Period, either party gives written notice of cancellation to the other party.  After timely notice of cancellation has been given as required above, the Employment Period shall continue until the expiration of the Initial Term or the then current Renewal Period, as applicable, and the term "Termination Date," as used herein, shall be the last day of the Initial Term, or such Renewal Period, as applicable.
		The provisions of this Agreement shall not apply if, for
any reason (other than as set forth in the following sentence), the
Executive is not employed by the Company on the Commencement Date. The provisions of this Agreement shall apply in the event the Executive's employment is terminated prior to, but in connection with, a Change of
Control, by the Company's Board of Directors in the exercise of its fiduciary duties as part of a negotiation with a third party that requires such termination of employment as a condition of consummating a transaction resulting in a Change of Control.
		II.	Compensation and Termination
			A.	During the Employment Period, the Company shall
pay to the Executive, and the Executive agrees to accept as
compensation for his services hereunder, a base annual salary in the amount of not less than the level in effect on the Commencement Date, payable in the manner and at the times the Company pays its senior executives.  Such base annual salary shall be increased on each anniversary of the Commencement Date by an amount not less than that which is substantially similar, on a percentage basis, to the average percentage increase in base salary for all corporate officers of the
Company during the preceding twelve (12) months.  "Base Salary" at any time shall mean the Executive's base annual salary as adjusted by the
Board of Directors and as in effect at the time in question.
		In addition to his Base Salary, the Executive shall be
entitled to participate in and receive compensation pursuant to the
Company's Incentive Bonus Plan, the Company's 1993 Incentive Stock
Option Plan and all other benefit, bonus and stock plans that now exist or as may exist in the future (collectively, the "Benefit Plans").
 			B.	In the event the Company terminates Executive's
employment Without Cause (as defined in this Section II B below), the
Company's obligation to pay Executive the compensation set forth herein shall nevertheless continue until the Termination Date.  For the purposes of this Agreement, a termination "Without Cause" shall mean a termination by the Company for any reason other than for Cause (as defined in Section II C hereof) or Disability, and the Executive's employment with the Company shall be deemed terminated Without Cause by the Company in the event of a termination resulting from a change in duties, position, title, job responsibility and authority, office facilities, support staff, growth potential and opportunity, compensation, job location, or senior management of the Company which, in the reasonable judgement of the Executive, would have a material adverse impact on the Executive or the nature of work performed by the Executive, or which would require him to change the location of his residence to avoid a commuting distance greater than the greater of (i)
his commuting distance prior to the change and (ii) thirty (30) miles.
			C.	In the event that the Company terminates the
Executive's employment under this Agreement for "Cause" (as hereinafter defined), except as provided in Section III, the Executive shall cease to receive compensation as of the date of termination of his employment.  For the purpose of this Agreement, "Cause" shall mean (i)
an act or acts of dishonesty on the Executive's part which are intended to result in the Executive's substantial personal enrichment at the expense of the Company or (ii) any gross misconduct by the Executive in the performance of his duties or responsibilities set forth in
Section I hereof which is demonstrably willful and deliberate on the Executive's part and which results in material injury to the Company after written demand to cease such misconduct by the Board of Directors of the Company is delivered to the Executive.  "Cause" shall not include any mistake of fact or opinion made in good faith with respect to the Company's business.
		III.  Change of Control
		A.	1.	In the event of a Change of Control (as
hereinafter defined) which causes this Agreement to commence, Executive may terminate his employment hereunder at any time during the period commencing six (6) months following the Change of Control and ending thirty-six (36) months following the Change of Control.  If (a) the
Executive shall terminate his employment during such period for any reason other than death or Disability, (b) the Company shall terminate the Executive's employment during the Change of Control Period (as hereinafter defined) for any reason, or (c) the Executive terminates his employment during the first six (6) months of the Change of Control
Period for Good Reason as hereinafter defined, the Company shall pay to the Executive upon such termination of employment, in a single lump cash sum, an amount equal to One Dollar ($1.00) less than 300% of
Employee's Base Amount as hereinafter defined.  Such payment shall be in lieu of further Base Salary payments under Section II except as otherwise provided in Section II-B.  Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall relieve the
Company of its obligation of providing the Executive with all benefits in accordance with the terms of the Benefit Plans in which the
Executive participates.
			2.	In addition to the foregoing, if requested by
the Executive, the Company will purchase the Executive's principal residence at any time requested by the Executive within a period of two
(2) years following termination of employment; provided, however, that the purchase price of the residence shall be the fair market value of such residence as established by the average of appraisals submitted by three (3) independent appraisers mutually selected by the Executive and the Company.
		B.	1.	The term "Good Reason" shall mean the failure
of the Company to comply with the following requirement:  During the
Change of Control Period, (i) the Executive's Base Salary, position
(including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held or exercised by or assigned to the Executive at any time during the 90-day period immediately preceding the date of the Change of Control and (ii) Executive's services shall be performed at the location where Executive was employed immediately preceding the date of the Change of Control.
		2.	The term "Base Amount" shall mean Executive's average
annual compensation from the Company (as reported on Form W-2) for the five consecutive calendar years (or such lesser period as constitutes Executive's total years of employment with the Company) ending with the calendar year immediately preceding the Change of Control.
		3.	The term "Change of Control" shall mean (i) the
consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the
Company, other than in connection with a bankruptcy or reorganization proceeding of the Company under applicable federal or state bankruptcy laws, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, becoming the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, or (iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company ceasing for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
		4.	The term "Change of Control Period" shall mean the
period beginning on the date of the Change of Control and ending thirty-six (36) months thereafter.
		C.	Notwithstanding anything else contained herein, if
the aggregate of the payments to be made under this Agreement as a result of a Change of Control, either alone or together with other payments to which the Executive is entitled from the Company, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such total payments shall be reduced to the largest amount as will result in no portion of the payments made hereunder being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as a deduction by the Company under Section 280G of the Code.  The determination of any reduction in payments hereunder pursuant to the foregoing provisions shall be made by the Executive in good faith after consultation with the Company, and such determination shall be conclusive and binding on the Company.  The Company shall cooperate in good faith with the Executive in making such determination and providing the necessary information for this purpose.
		IV.	Executive's Rights Under Certain Plans and Policies
		The Company agrees that the benefits provided to the
Executive herein are not in lieu of any rights and privileges to which the Executive may be entitled as an employee of the Company under retirement, pension, special salary continuation plan, disability, life insurance, hospitalization, vacation, business expense reimbursement or other plan or policy which may now or hereafter be in effect, it being understood that the Executive shall have no less than the same rights and privileges to participate in such plans, policies or benefits as any other employee of the Company.
		V.	Covenant Not to Compete and Consultation
		A.	For the period of two (2) years after the termination
of the Executive's employment hereunder for any reason, the Executive shall not engage or attempt to engage on his own behalf or on behalf of a third party, in any "Competitive Activity".  The term "Competitive
Activity" shall mean participation by the Executive, without the written consent of the Board of Directors of the Company, in the management of any business operation of any enterprise if such operation (a "Competitive Operation") engages in substantial and direct competition with any business operation activity conducted by the
Company or its subsidiaries at the time of the termination of the
Executive's employment.  A business operation shall be considered a
Competitive Operation if such business operation's sales of any product or service competitive with any product or service of the Company amounts to thirty percent (30%) of that business operation's total sales and if the Company's sales of said product or service of its comparable business operation amounts to thirty percent (30%) of the
Company's total sales.  "Competitive Activity" shall not include (i)
the mere ownership of securities in any enterprise, or (ii)
participation in the management of any enterprise or any business operation thereof other than in connection with a Competitive Operation of such enterprise. Without limiting the generality of the foregoing, Competitive Activity shall include becoming employed by or associated with, Stelco-McMaster Ltd., Slater Steels or Atlantic Steel Industries,
Inc.  In addition, the Executive shall make himself available for reasonable consultation services with the Company for two (2) years after termination of employment.
		B.	If the restrictions set forth in the preceding
paragraph or any part thereof should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restriction shall not thereby be adversely affected.  The Executive agrees that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company and that in the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, then the Executive agrees and submits to the reduction of either said territorial or time limitation to such an area or period as said court shall deem reasonable.  In the event that the Executive shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur.
		VI.	Confidential Information
		The Executive agrees to receive Confidential Information
(as defined in this Section VI below) of the Company in confidence, and not to disclose to others, assist others in the application of, or use for his own gain, such information, or any part thereof, unless and until it has become public knowledge or has come into the possession of such other or others by legal and equitable means, except in the ordinary course of the Company's business, without the express written consent of the Board of Directors of the Company.  The Executive
further agrees that, upon termination of his employment with the
Company, all documents, records, notebooks and similar repositories containing Confidential Information, including copies thereof, then in the Executive's possession, whether prepared by him or others, shall be left with the Company.  For the purpose of this Agreement,
"Confidential Information" means information disclosed to the Executive or known by the Company, not generally known in the industry in which the Company is or may become engaged, about the Company's products, processes or services.
		VII.	Remedy for Violation of Noncompetition and
Confidential Information Agreements

		The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed were the Executive to breach or threaten to breach the provisions of Section V or VI hereof, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of Section V or VI hereof, and to specific performance of the terms of each such sections in addition to any other legal or equitable remedy it may have.  The
Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Section V or VI hereof, raise the defense that the Company has an adequate remedy at law.
Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other  rights that it may have under any other agreement.
		VIII.	Indemnification for Expense
		If litigation or other judicial or arbitrative proceedings shall be brought to enforce or interpret any provision contained herein, the Company, to the extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws as in effect on the date hereof, hereby indemnifies the Executive for his reasonable expenses (including without limitation, attorneys' fees and
disbursements) incurred in connection with such proceeding.  If so requested by the Executive, the Company shall pay to the Executive an amount equal to any and all such expenses within five (5) business days after the Executive's written request, which request shall be supported by reasonably adequate documentation.
		IX.	Successors
			A.	The rights and obligations of the Company under
this Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged.  Any and all references to the Company in this Agreement shall be deemed to mean and include any successor or assignee.
			B.	This Agreement shall also inure to the benefit
of and be binding on the Executive and his legal representatives, but being a contract for personal services, cannot be assigned by
Executive.
		X.	Severability
			In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
		XI.	Applicable Law
			The construction and interpretation of this Agreement shall be governed by the laws of the State of Kentucky applicable to agreements made and to be performed within Kentucky, without regard to Kentucky's conflict of laws rules.
		XII.	No Mitigation Required
			The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the
Company's obligations to make the payments and arrangements required to be made under this Agreement.
	    XIII.	Notice
			All notices under this Agreement shall be made in writing and shall be duly sent if sent by registered mail or certified mail to the respective parties' address shown hereinabove or such other address as the parties may hereafter designate in writing for such purpose.
		XIV.	Captions and Titles
			Captions and titles have been used in this Agreement only for convenience, and in no way define, limit or describe the meaning of this Agreement or any part thereof.
		IN WITNESS WHEREOF, the parties have signed this Agreement on this 1st day of September, 1998 effective as if adopted on June 7, 1994.

					KENTUCKY ELECTRIC STEEL, INC.

					By:   /s/  Charles C. Hanebuth
						/s/  Joseph E. Harrison

/s/  William H. Gerak
WITNESS